COMMERCIAL OFFICE LEASE

                         TRI COX, L. C.

                              and

                 PARADIGM MEDICAL INDUSTRIES, INC.


     LEASE, between TRI-COX, L.C. a Utah limited liability company, with its principal office at 1818 West 2300 South, West
Valley City, Utah, as "Landlord" and PARADIGM MEDICAL INDUSTRIES,
INC, a Delaware Corporation, with its principal office at 1772
West 2300 South, West Valley City, Utah as "Tenant."

1. DEFINITIONS - Each of the following terms shall have the indicated meaning:

          "Base Rent" means Two Thousand Nine Hundred Seventy
One Dollars Eighty Seven Cents ($2,971.87) per calendar month, subject to adjustment pursuant to Paragraph 3.

          "Buildings" means the office buildings located at 1772 West 2300 South and 1780 West 2300 South in the City of West
Valley, County of Salt Lake, State of Utah  City, Utah.

          "Commencement Date" means January 1, 1997.

          "Development" means that certain real property known as 1772 West 2300 South and 1780 West 2300 South, West Valley
City, Utah.

          "Expiration Date" means the date which is twelve months after the Commencement Date, plus any partial calendar month occurring between the Commencement Date and the first day of the first full calendar month following the Commencement Date, if the Commencement Date does not occur on the first day of a calendar month.

          "Permitted Use" means office and component assembly only, and no other purpose.

          "Premises" means 1772 West 2300 South, 1774 West 2300 South, 1776 West 2300 South, and 1780 West 2300 South, West Valley City, Utah, consisting of approximately 5,442 net rentable square feet, shown on the attached Exhibit A, located in the Buildings. The Premises does not include the foundation, roof and structural portions of the Buildings. Tenant warrants that it has measured the Premises and agrees that any payment based on the square feet of the Premises will be calculated using 5,442 square feet throughout the Term.

          "Tenant's Parking Allocation" means seventeen (17) parking stalls at 1770-1776 West 2300 South, and six (6) parking stalls at 1780 West 2300 South shown on the attached Exhibit B.

          "Term" means the period commencing on the Commencement Date and expiring on the Expiration Date, unless this Lease is terminated earlier pursuant to the provisions of this Lease.

2.   AGREEMENT OF LEASE -  Landlord leases the Premises to
Tenant and Tenant leases the Premises from Landlord for the Term, together with such rights of pedestrian and vehicular ingress and egress on, over and across the Common Areas as are reasonably necessary for the use of the Premises, in accordance with the provisions set forth in this Lease. In addition, Tenant shall have the use of a number of parking stalls designated by Landlord for Tenant's exclusive use equal to Tenant's Parking Allocation.

3. RENT - Tenant shall pay the minimum total rental of Thirty Five Thousand Six Hundred Sixty Two Dollars Forty Four Cents ($35,662.44) and any additional rent assessed pursuant to the terms of this Lease ("Additional Rent"). Such minimum total rent and any Additional Rent shall be paid in monthly installments as set forth below, which installments shall be paid in advance on the first day of each and every month during the Term.

     (A) Tenant covenants to pay to Landlord the Base Rent and any Additional Rent at the address for Landlord set forth at the outset of this Lease or at such other place as Landlord may designate, in advance on or before the first day of each calendar month during the Term, commencing on the Commencement Date. If the Commencement Date is not the first day of a calendar month, on or before the Commencement Date, the Base Rent shall be paid for the initial fractional calendar month (prorated on a per diem basis) and for the first full calendar month following the Commencement Date. If this Lease expires or terminates on a day other than the last day of a calendar month, the Base Rent for such fractional month shall be prorated on a per diem basis.

     (B) The Base Rent will be adjusted each January to the proportionate increase in the Consumer Price Index for All Urban Consumers, US City Average, All Items for the previous twelve months. The revised Base Rent will be in effect for January's lease payment. The first lease payment adjustment will begin January 1998. In no event will an adjustment to the Base Rent pursuant to this paragraph result in a Base Rent amount less than $2,971.87.

     (C) Each Base Rent payment shall be increased by the sum of Ten Dollars ($10.00) for each day that the Base Rent payment is later than the tenth (10th) day after which payment is due.

4. SECURITY - Tenant has deposited with Landlord $2,971.87 as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease on Tenant's part to be performed. Provided Tenant has fully and faithfully carried out all of said terms, covenants and conditions on Tenant's part to be performed, this security deposit shall be returned to Tenant after the expiration of this Lease without interest.

     (A) In the event of a bona fide sale, subject to this Lease, Landlord shall have the right to transfer the security to the buyer for the benefit of Tenant. Landlord, upon notice to Tenant of such sale and assignment of the security deposit to the buyer, shall be released from all liability for the return of such security. Tenant agrees to look solely to the new Landlord for the return of the said security, and it is agreed that this shall apply to subsequent transfer or assignment of the security to any new Landlord.

     (B) The security deposited under this Lease shall not be mortgaged, assigned or encumbered by the Tenant without the written consent of the Landlord.

5. CARE OF PREMISES, ALTERATIONS, ETC. - Tenant shall take good care of the Premises and any fixtures which are the property of the Landlord which may be located or situated on, in or made a part of the Premises and shall, at Tenant's own cost and expense make all repairs to the Premises and fixtures other than structural repairs. At the end of the Term, Tenant shall deliver the Premises and any fixtures belonging to Landlord located, situated on, or made a part of the Premises in good order and condition, damages by the elements excepted.

     (A) Tenant shall use the Premises for the Permitted Use and no other. Tenant shall promptly execute and comply with all statutes, ordinances, rules, restrictive covenants, orders, regulations and requirements of any governmental or quasi-governmental authority, including departments, bureaus and the like, having jurisdiction applicable to the Premises, for the correction, prevention, and abatement of violations, nuisances or other grievances, in, upon, or connected with the Premises during the Term, at the Tenant's sole cost and expense. Tenant shall provide Landlord at Landlord's request evidence of compliance with all legal obligations and inspection of any permits, licenses, or other requirements of law.

     (B) Tenant's, Tenant's successors, heirs, executors or administrators shall not make any alterations to the Premises without the Landlord's consent in writing, or occupy, or permit or suffer the same to be occupied for any business or purpose deemed disreputable or extra-hazardous on account of fire, under the penalty of damages and forfeiture, and in the event of a breach thereof, the Lease shall immediately cease and terminate, at the option of the Landlord, as if it were the expiration of the original Term.

     (C) Tenant will not do anything in or to the Premises, or bring anything into the Premises, or permit anything to be done or brought into or kept in the Premises, which will in any way increase the rate of fire insurance on said Premises, nor use the Premises or any part thereof, nor allow or permit its use for any business or purpose which would cause an increase in the rate of fire insurance on said Buildings. Tenant agrees to pay as Additional Rent the cost of any increase in fire insurance resulting from Tenant's use of the Premises on demand by Landlord.

     (D) Tenant shall not use, produce, store, release, dispose or handle in or about the Premises or transfer to or from the Premises (or permit any other party to do such acts, including, without limitation, Tenant's independent contractors) any Hazardous Substance except in compliance with all applicable Environmental Laws. Tenant shall not construct or use any improvement, fixtures or equipment or engage in any act on or about the Premises that would require the procurement of any license or permit pursuant to any environmental law. Tenant shall immediately notify Landlord of (i) the existence of any Hazardous Substance on or about the Premises that may be in Violation of any Environmental Law (regardless of whether Tenant is responsible for the existence of such Hazardous Substance), (ii) any proceeding or investigation by any governmental authority regarding the presence of any Hazardous Substance on the Premises or the migration thereof to or from any other property, (iii) all claims made or threatened by any third party against Tenant relating to any loss or injury resulting from any Hazardous Substance, or (iv) Tenant's notification of the national Response Center of any release of a reportable quantity of a Hazardous Substance in or about the Premises. "Environmental Laws" shall mean any federal, state of local statute, ordinance, rule, regulation or guideline pertaining to health, industrial hygiene, or the environment, including without limitation, the federal Comprehensive Environmental Response, Compensation, and Liability Act; "Hazardous Substance" shall mean all substances, materials and wastes that are or become regulated, or classified as hazardous or toxic, under any Environment Law.

     If it is determined that any Hazardous Substance exists on or about the Premises resulting from any act of Tenant or its employees, agents, contractors, independent contractors, licensees, subtenants or customers, Tenant shall, at Tenant's sole cost and expense, immediately take necessary action to cause the removal of said substance and shall remove such within ten
(10) days after discovery. Notwithstanding the above, if the Hazardous Substance is of a nature that can not be reasonably removed within ten (10) days Tenant shall not be in default if Tenant has commenced to cause such removal and proceeds diligently thereafter to complete removal, except that in all cases, any Hazardous Substance must be removed within sixty (60) days after discovery thereof. Furthermore, notwithstanding the above, if in the good faith judgment of Landlord, the existence of such Hazardous Substance creates an emergency or is of a nature which may result in immediate physical danger to persons at the Premises or the environment, Landlord may enter upon the Premises and remove such Hazardous Substances and charge the cost thereof to Tenant as Additional Rent owing hereunder.

     (E) Tenant shall not encumber or obstruct the sidewalk in front of, entrance to, or halls and stairs of said Premises, nor allow the same to be obstructed or encumbered in any manner.

     (F) Tenant will not under any circumstances allow Common Areas or Tenant's Parking Allocation to collect debris, garbage, refuse, or any other object or substance used in association with Tenant's business or discarded by Tenant's employees, agents, contractors, independent contractors, licensees, subtenants or customers (collectively "Tenant Debris"). If Tenant fails to keep the Common Areas or Tenants' Parking Allocation free of Tenant Debris, as determined by Landlord in its sole discretion, Landlord may cause such Tenant Debris to be removed and charge the cost of such removal to Tenant as Additional Rent hereunder.

     (G) Tenant is responsible for snow removal from porches and walkways in front of the Premises to the parking area and assumes all liability with regard to the clearing of moisture accumulation on said walkways.

     (H) In no event shall Landlord be liable to Tenant, its employees, agents, customers, contractors, independent contractors, or invitees for any damage or injury to person or property caused by or resulting from steam, electricity, gas, water, rain, ice or snow, or any leak or flow from or into any part of the Premises or said Buildings or from any damage or injury caused by or due to the negligence of the Landlord.

     (I)   Tenant will not under any circumstances allow
Tenant's employees, agents, contractors, independent contractors, licensees, subtenants or customers to bring animals onto the Premises. If animals are allowed on the Premises, Landlord may charge the cost of restoring any damage caused by the animals to Tenant as Additional Rent hereunder.

     (J) The respective obligations (if any) of Landlord and Tenant to prepare the Premises for occupancy are described on the attached Exhibit C. Landlord and Tenant (as applicable) shall perform such work diligently, in a first-class and workmanlike manner and in compliance with all applicable laws, ordinances, rules and regulations. With respect to any work performed by Landlord, Landlord and Tenant shall, at a mutually convenient time, conduct a walk-through of the Premises prior to or within fifteen (15) days after the Commencement Date, and prepare a list of items to be promptly completed by Landlord.

6. COMMON AREAS - Areas within the outer property lines of the Development as delineated on the plat attached hereto marked Exhibit B, exclusive of areas therein specified or as built for leasing to Tenants shall be known as Common Areas, as shall all other areas from time to time designated by Landlord for use as part of the Development. Landlord shall have the right, at its sole cost and expense, to improve any portions of said Common Areas by installing and constructing thereon parking lots, pedestrian walkways, sidewalks, exterior canopies, delivery and landscaped areas and lighting facilities, and other desired improvements to the extent to which the Landlord shall determine to be necessary. Common Areas shall be available for the common use of all Landlord's tenants in the Development, their employees, customers, and invitees. Notwithstanding anything elsewhere herein contained, Landlord reserves the right from time to time to make reasonable changes in, additions to and deletions from the Common Areas and the purposes to which the same may be devoted, and the use of Common Areas shall at all times be subject to such reasonable rules and regulations as may be promulgated by the Landlord. Landlord may, at Tenants expense, clean Common Areas or Tenant's Parking Allocation of any object or substance that Tenant or Tenant's employees, customers, contractors, independent contractors, and invitees allow to remain in Common Areas or Tenant's Parking Allocation and charge the cost of such cleaning to Tenant as Additional Rent hereunder.

7. SERVICES PROVIDED BY LANDLORD - As long as Tenant is not in default of any of the terms and conditions of this Lease, Landlord agrees to provide the following services:

     (A) Water for ordinary lavatory purposes. If, in the sole determination of Landlord, Tenant shall use or consume water for any purpose other than ordinary lavatory purposes or in unusual quantities, Tenant shall pay to Landlord as Additional Rent any charge or fee assessed or imposed upon Landlord by reason of such use, whether determined by meter or otherwise, as soon as the same is assessed or imposed. Should Landlord determine that Tenant's water usage should be separately metered, Tenant shall pay any expense incurred by Landlord in connection with the installation, setting and maintenance of such meter in the Premises. Water and sewer fees are included in the Common Area Maintenance fee paid by Tenant. In the event that water and sewer charges due and owing by Landlord for the Buildings shall be increased above those charges during the base year (which is defined as the fiscal year used by the governmental authority assessing such fees in effect on the Commencement Date of this Lease), Tenant agrees to pay as Additional Rent within thirty
(30) days of receipt of notice from Landlord, Tenant's pro rata share of additional water and sewer charges.

     (B) Common Area Maintenance - Landlord will maintain or cause to be maintained the Common Areas, and Tenant shall reimburse Landlord for Tenant's pro rata share of the cost of such maintenance as hereinafter provided. Common Area maintenance costs and expenses shall include, but shall not be limited to, landscaping, parking area snow removal, upkeep, repairs, replacements and improvements in the Common Areas, exterior painting, sweeping and cleanup, depreciation allowance on any machinery and equipment owned by Landlord and used in connection therewith, payroll and payroll costs, utility services, fire sprinkler installation costs (amortized over 15 years), premiums for public liability, property damage and fire insurance which shall insure Landlord in the Common Areas, and any real estate tax consultant expense incurred for the purpose of maintaining equitable tax assessments on the Development. All property taxes or assessments levied or assessed against the Common Areas that are not separately assessed, shall be determined as follows: (i) for land, by the ratio of land area designated for the Common Area use to the total land area in the Development; and (ii) for improvements, on a fair and equitable allocation among the various improvements in the Development, giving weight to the factors that determine the amount of the real property tax or assessment in question. Common Area maintenance costs and expenses shall also include administrative costs equal to ten percent (10%) of the total cost paid or incurred by the Landlord under this paragraph.

     (C)  For the space at 1774 West 2300 South and 1776 West
2300 South:

          (1) Electricity for lighting, air conditioning, heating, and office equipment.

          (2)  Natural Gas for heating.

     (D) Landlord is not obligated to provide any other services as part of this Agreement. Tenant is responsible for the following services: Electrical, natural gas, telephone, air conditioning, heating, cooling, ventilation, snow removal on porches and walkways in front of the Premises, and any and all other services the Tenant may require, excepting those services provided in subsection (C) above.

In the event any utility service to the Premises is interrupted or temporarily discontinued for any reason whatsoever, Landlord shall not be liable therefore to Tenant and the rent required to be paid hereunder shall not be abated as a result thereof. Tenant waives any claims it might otherwise have against Landlord as a result of any such interruption or discontinuation.

8.   COMMON AREA MAINTENANCE FEE - Tenant shall pay as
Additional Rent to Landlord, Tenant's pro rata share of such Common Area expenses in the following manner:

     (A) Tenant shall pay Landlord in advance on the first day of each calendar month during the Term an amount equal to the total square feet of the Premises multiplied by 0.065. The foregoing rate per square foot may be adjusted by Landlord by notice to Tenant at the end of any calendar month on the basis of Landlord's experience and reasonably anticipated costs.

     (B) Within thirty (30) days following the end of each calendar year, Landlord shall furnish Tenant a statement covering the calendar year just expired, showing the total operating costs, the amount of Tenant's pro rata share of such Common Area expenses for such calendar year and the payments made by Tenant with respect to such calendar year. Tenant's pro rata share of the total Common Area expenses for the previous calendar year shall be that portion of all such expenses which is equal to the proportion which the number of square feet of the Premises bears to the total number of square feet of gross leasable area of buildings in the entire Development which are from time to time completed and occupied as of the commencement of each calendar year. If Tenant's pro rata share of such Common Area expenses exceeds Tenant's payments made pursuant to subparagraph (A) above, Tenant shall pay Landlord the deficiency within ten (10) days after receipt of such statement. If the payments exceed Tenant's pro rata share of such Common Area expenses, Tenant shall be entitled to offset the excess against Common Area expense payments to become due Landlord.

9. REAL ESTATE TAXES - Tenant acknowledges that the Premises comprise approximately 14% of the Building at 1772 West 2300 South, and 13% of the Building at 1780 West 2300 South, which shall be defined as "Tenant's Share." Real estate taxes are included in the Common Area Maintenance fee paid by Tenant. In the event that real estate taxes due and owing by Landlord for the Buildings and property shall be increased above those charges during the base year (which is defined as the tax or fiscal year used by the governmental authority assessing such taxes in effect on the Commencement Date), Tenant agrees to pay as Additional Rent within thirty (30) days of receipt of notice from Landlord, an amount equal to Tenant's Share of such additional real estate taxes.

10. NO ABATEMENT OF RENT OR ADDITIONAL RENT - Landlord shall not be liable for failure to give possession of the Premises upon the Commencement Date by reason of the fact that the Premises are not ready for occupancy or because a prior tenant or any other person is wrongfully holding over or is in wrongful possession, or for any other reason, and the Term shall not be extended by reason of such delay.

     (A) This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repairs, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reasons of government preemption in connection with a National Emergency or in connection with any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

     (B) No diminution or abatement of rent, or other compensation, shall be claimed or allowed for inconvenience or discomfort arising from the making of repairs or improvements to the Buildings or to its appliances, nor for any space taken to comply with any law, ordinance or order of a government authority. In respect to the various "services" if any, herein expressly or impliedly agreed to be furnished by Landlord to Tenant, it is agreed that there shall be no diminution or abatement of the rent, or any other compensation, for interruption or curtailment of such "service" when such interruption or curtailment shall be due to accident, alteration or repairs desirable or necessary to be made or to Landlord's inability or difficulty in securing supplies or labor for the maintenance of such "service" or to some other cause, nor gross negligence on the part of Landlord. No such interruption or curtailment of any such "service" shall be deemed a constructive eviction. Landlord shall not be required to furnish, and Tenant shall not be entitled to receive any "services" during any period when Tenant shall be in default in respect to the payment of rent. Neither shall there be any abatement or diminution of rent because of making of repairs, improvements or decorations to the Premises after the Commencement Date, it being understood that rent shall, in any event, commence as of the Commencement Date.

11. DAMAGE TO THE PREMISES - Tenant must give Landlord prompt notice of fire, accident, casualty, damage or dangerous or defective condition. If the Premises can not be used because of fire or other casualty, Tenant is not required to pay rent for the time the Premises are unusable. If part of the Premises can not be used, Tenant must pay rent for the usable part. Landlord shall have the right to decide which part of the Premises is usable. Landlord need only repair the damaged structural parts of the Premises. Landlord is not required to repair or replace any equipment, fixtures, furnishings or decorations unless originally installed by Landlord. Landlord is not responsible for delays due to settling insurance claims, obtaining estimates, labor and supply problems or any other cause not fully under Landlord's control.

     (A) If the fire or other casualty is caused by an act or neglect of Tenant, Tenant's employees or persons on the Premises with permission of Tenant, or at the time of the fire or casualty Tenant is in default in any term of this Lease, then all repairs will be made at Tenant's expense and Tenant must pay the full rent with no adjustment. The cost of any such repairs performed by Landlord will charged to Tenant as additional rent hereunder.

     (B) Landlord has the right to demolish or rebuild the Buildings if there is substantial damage by fire or other casualty. Landlord may cancel this Lease within thirty (30) days after the substantial fire or casualty by giving Tenant notice of Landlord's intention to demolish or rebuild. The Lease will end thirty (30) days after Landlord's cancellation notice to Tenant. Tenant must deliver the Premises to Landlord on or before the cancellation date in the notice and pay all rent due to the date of the fire or casualty. If the Lease is canceled, Landlord is not required to repair the Premises or Buildings. The cancellation does not release Tenant of liability in connection with the fire or casualty.

12. INSPECTION AND ENTRY BY LANDLORD - Tenant agrees that Landlord and Landlord's agents and other representatives shall have the right to enter into and upon the Premises, or any part thereof, at all reasonable hours for the purpose of examining the same, or making such repairs or alterations therein as may be necessary for the safety and preservation of the Premises.

     (A) Tenant also agrees to permit Landlord or the Landlord's agents to show the Premises to persons wishing to lease or purchase the Premises. Tenant further agrees that on and after the sixth month preceding the Expiration Date, Landlord or Landlord's agents shall have the right to place notices on the front of said Premises, or any part thereof, offering the Premises "To Let," "For Lease" or "For Sale" and the Tenant agrees to permit the same to remain thereof without hindrance or molestation.

13. GLASS - Landlord may replace, at the expense of Tenant, any and all broken glass in and about the Premises. Landlord may insure, and keep insured, all plate glass in the Premises for and in the name of Landlord. Bills for the premiums therefor shall be rendered by Landlord to Tenant at such times as Landlord may elect, and shall be due from and payable by Tenant when rendered, and the amount thereof shall be deemed Additional Rent. Damage and injury to the said Premises, caused by the carelessness, negligence or improper conduct on the part of Tenant or Tenant's agents or employees shall be repaired as speedily as possible by Tenant at Tenant's own cost and expense.

14. SIGNS - Tenant shall neither place, nor cause nor allow to be placed, any sign or signs of any kind whatsoever at, in or about the entrance to said Premises or any part of same, except in or at such place or places as may be indicated by the Landlord's written consent, which consent shall not be unreasonably withheld. Any sign installation shall not adversely affect or damage the physical structure of the Buildings, nor detract from the overall harmony of the Buildings and Development. In the event Landlord or Landlord's representatives shall deem it necessary to remove any such sign in order to paint the Premises or the Buildings wherein same is situated or make any repairs, alterations, improvements in or upon the Premises or the Buildings or any part of the Premises or the Buildings, Landlord shall have the right to do so, providing any sign be removed and replaced at Landlord's expense whenever the said repairs, alterations or improvements shall be completed. Tenant agrees that it will, at its own cost and expense, remove any and all signs upon vacating the premises and restore the Buildings to its original condition before any sign or signs were installed.

15. INSURANCE - On or before the date of this Lease, Tenant shall, at Tenant's sole cost, procure and continue in force commercial general liability insurance with a combined single limit for bodily injury and property damage of not less than $1,000,000 per occurrence, including, without limitation, contractual liability coverage for the performance by Tenant of the indemnity provision set forth in this Lease. Such minimum limits shall in no event limit the liability of Tenant under this Lease. Such insurance shall be with companies reasonably acceptable to Landlord, and Tenant shall furnish Landlord with certificates of coverage. Such insurance shall not be cancelable or subject to reduction of coverage or other material modification except after at least ten (10) days' prior written notice to Landlord by the insurer. Such insurance shall be written as a primary policy, not contributing with and not in excess of the coverage which Landlord may carry, and shall name Landlord as an additional insured. Tenant shall, at least ten
(10) days prior to the expiration of such insurance, furnish Landlord with a renewal certificate for such insurance. Tenant agrees to furnish to Landlord, prior to the effective date of this Lease, a binder or other such certificate evidencing such insurance coverage.

     (A) Tenant agrees that it will, at its own cost and expense, keep its furniture, fixtures, equipment, records, and personal property insured against loss or damage by fire or other peril normally covered by "extended coverage" endorsements, and shall deliver to Landlord prior to the effective date of this Lease, a binder or other such certificate of such insurance coverage.

16. SUBLETTING OR ASSIGNMENT - Neither the Premises nor any portion of the Premises may be sublet, nor may this Lease be assigned without the express written consent of Landlord, which consent shall not be unreasonably withheld, and upon such terms and conditions as Landlord may require.

17.  DEFAULT

     (A) The occurrence of any of the following events shall constitute a default by Tenant under this Lease: (i) Tenant fails to timely pay any installment of Base Rent or any other sum due under this Lease, and such failure is not cured within five (5) days after written notice is given to Tenant; (ii) Tenant fails to timely perform any other obligation to be performed by Tenant under this Lease, and such failure is not cured within ten (10) days after written notice is given to Tenant; provided, however, that if more than ten (10) days is reasonably required to cure such failure, Tenant shall not be in default if Tenant commences such cure within such ten (10) day period and diligently prosecutes such cure to completion; or (iii) Tenant or any guarantor files a petition in bankruptcy, becomes insolvent, has taken against such party in any court, pursuant to state or federal statute, a petition in bankruptcy or insolvency or for reorganization or appointment of a receiver or trustee, which involuntary petition is not dismissed within sixty (60) days, petitions for or enters into an arrangement for the benefit of creditors or suffers this Lease to become subject to a writ of execution.

     (B) On any default by Tenant under this Lease, Landlord may at any time, without waiving or limiting any other right or remedy available to Landlord, (i) perform in Tenant's stead any obligation that Tenant has failed to perform, and Landlord shall be reimbursed promptly for any reasonable cost incurred by Landlord with interest from the date of such expenditure until paid in full at the rate of eighteen percent (18%) per annum (the "Interest Rate"), (ii) terminate Tenant's rights under this Lease by written notice, (iii) reenter and take possession of the Premises by any lawful means (with or without terminating this Lease), or (iv) pursue any other remedy allowed by law. Tenant shall pay to Landlord the reasonable cost of recovering possession of the Premises, all reasonable costs of reletting, including reasonable renovation, remodeling and alteration of the Premises, the amount of any commissions paid by Landlord in connection with such reletting, and all other reasonable costs and damages arising out of Tenant's default, including reasonable attorneys' fees and costs. Notwithstanding any termination of Tenant's rights under this Lease or reentry of the Premises, the liability of Tenant for the rent payable under this Lease shall not be extinguished for the balance of the Term, and Tenant agrees to compensate Landlord on demand for any deficiency. No reentry or taking possession of the Premises or other action by Landlord on or following the occurrence of any default by Tenant shall be construed as an election by Landlord to terminate this Lease or as an acceptance of any surrender of the Premises, unless Landlord provides Tenant written notice of such termination or acceptance. Following a default by Tenant under this Lease, Landlord shall exercise commercially reasonable, good faith efforts to mitigate its damages as required by applicable Utah law.

     (C) If Tenant fails to pay within five (5) days of the date due any amount required to be paid by Tenant under this Lease, such unpaid amount shall bear interest at the Interest Rate from the due date of such amount to the date of payment in full, with interest, and Landlord may also charge a sum of five percent (5%) of such unpaid amount as a service fee. All amounts due under this Lease are and shall be deemed to be rent or Additional Rent, and shall be paid without abatement, deduction, offset or prior notice or demand, unless specifically provided by the terms of this Lease. Landlord shall have the same remedies for a default in the payment of any amount due under this Lease as Landlord has for a default in the payment of Base Rent.

     (D) Landlord shall not be in default under this Lease unless Landlord or the holder of any mortgage or deed of trust covering the Buildings whose name and address have been furnished to Tenant in writing fails to perform an obligation required of Landlord under this Lease within thirty (30) days after written notice by Tenant to Landlord and to such holder, specifying the respects in which Landlord has failed to perform such obligation. If the nature of Landlord's obligation is such that more than thirty (30) days are reasonably required for performance or cure, Landlord shall not be in default if Landlord or such holder commences performance within such thirty (30) day period and after such commencement diligently prosecutes the same to completion. In no event may Tenant terminate this Lease or withhold the payment of rent or other charges provided for in this Lease as a result of Landlord's default.

     (E) If after default in payment of rent or violation of any other provision of this Lease, or upon the expiration of this Lease, Tenant moves out or is dispossessed and fails to remove any trade fixtures or other property prior to such said default, removal, expiration of Lease, or prior to the issuance of the final order or execution of the warrant, then and in that event, the said fixtures and property shall be deemed abandoned by the said Tenant and shall become the property of Landlord.

18. PARKING - Automobiles of Tenant and Tenant's agents, employees, contractors, independent contractors, or invitees shall be parked only within the parking stalls designated by Landlord in accordance with Tenant's Parking Allocation or parking areas not otherwise reserved by Landlord or specifically designated for use by any other tenant or occupants associated with any other tenant. Tenant and Tenant's agents, employees, contractors, independent contractors, or invitees use of the parking areas, including parking stalls designated for Tenant's exclusive use, shall be limited to such uses as are ordinary and customary for commercial office uses. In no event shall Tenant or Tenant's agents, employees, contractors, independent contractors, or invitees leave automobiles in the parking areas, including parking stalls designated for Tenant's exclusive use, for a consecutive time period in excess of twenty-four (24) hours. Landlord may from time to time designate additional parking spaces for Tenant and make such other rules and regulations as Landlord reasonably determines to be necessary or appropriate to the proper use of the parking areas. Landlord and Landlord's representatives may, without any liability to Tenant or Tenant's agents, employees, contractors, independent contractors, or invitees cause to be removed any automobile of Tenant or Tenant's agents, employees, contractors, independent contractors, or invitees that may be parked wrongfully in a prohibited or reserved parking area, and Tenant agrees to indemnify, defend and hold harmless Landlord from and against all claims, liabilities and expenses, including attorneys' fees, arising in connection with such removal. In addition, Tenant agrees that it shall pay the cost of such removal as Additional Rent hereunder.

19. NO WAIVER BY LANDLORD - The failure of Landlord to insist upon a strict performance of any of the terms, conditions and covenants herein shall not be deemed a waiver of any rights or remedies that Landlord may have, and shall not be deemed a waiver of any subsequent breach or default in the terms, conditions and covenants herein contained. This instrument may not be changed, modified, discharged or terminated orally.

20. LEASE NOT A LIEN - This Lease shall not be a lien against the Premises in respect to any mortgage that may now or in the future be placed against said Premises, and that the recording of such mortgage or mortgages shall have preference and precedence and be superior and prior in lien of this Lease, irrespective of the date of recording, and the Tenant agrees to execute without cost any such instrument which may be deemed necessary or desirable to further effect the subordination of this Lease to any such mortgages, and a refusal to execute such instrument shall entitle the Landlord, or the Landlord's assigns and legal representative to the option of canceling this Lease without incurring any expenses or damages and the Term hereby granted is expressly limited accordingly.

21. ESTOPPEL CERTIFICATE - Tenant shall, within fifteen (15) days after Landlord's written request, execute and deliver to Landlord an estoppel certificate in favor of Landlord and such other persons as Landlord shall request setting forth the following: (a) a ratification of this Lease; (b) the Commencement Date and Expiration Date; (c) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writing as shall be stated); (d) that all conditions under this Lease to be performed by Landlord have been satisfied, or, in the alternative, those claimed by Tenant to be unsatisfied; (e) that, to the best of Tenant's knowledge, no defenses or offsets exist against the enforcement of this Lease by Landlord, or, in the alternative, those claimed by Tenant to exist; (f) the date to which rent has been paid; (g) the amount of the Security Deposit; and (h) such other information as Landlord may reasonably request. Landlord's mortgage lenders and purchasers shall be entitled to rely on any estoppel certificate executed by Tenant.

22. QUIET POSSESSION - Landlord covenants that Tenant, on paying the rent and Additional Rent, and faithfully performing the covenants required or imposed upon Tenant, shall and may peacefully and quietly have, hold and enjoy the Premises for the Term, provided however, that this covenant shall be conditioned upon the retention of title to the Premises by the Landlord.
23. ARBITRATION - Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

24. ATTORNEYS FEES - In the event of any action at law or in equity between Landlord and Tenant to enforce any of the provisions and/or rights hereunder or to recover damages for breach thereof, the unsuccessful party to such litigation covenants and agrees to pay to the successful party all costs and expenses, including reasonable attorney's fees, incurred therein by such successful party, and if such successful party shall recover judgment in any such action or proceeding, such costs and expenses and attorney's fees shall be included in and as a part of such judgment.

25. FORCE MAJEURE - Tenant agrees that Landlord shall not be liable for any delay, detention, failure to perform, loss or damages, including consequential damages, resulting from causes beyond the control of Landlord, including but not limited to: acts of God; acts or omissions of Tenant; fires; strikes; insurrections; riots; embargoes; delays in transportation; inability to obtain supplies; or requirements or regulations of the United States government or any other civil or military authority. Delays or nonperformance excused by this provision shall not excuse payment of any amount due hereunder owed at the time of the occurrence.

26. INDEMNITY - Tenant will indemnify landlord and save it harmless from and against any and all claims, actions, damages, injury, damage to property and/or any other civil liability arising from or out of any occurrence in, upon or at the Premises or from the occupancy or use by Tenant of the Premises or any part thereof, relating to any breach of any covenant required to be performed by Tenant hereunder, or occasioned wholly or in part by any act or omission, including, without limitation, any hazardous substances, hazardous wastes, pollutants or contaminants deposited, released or stored by Tenant, its agents, contractors, independent contractors,, employees, servants, sublessees, concessionaires or invitees.

27. NOTICES - Any notices or demand required or permitted to be given under this Agreement shall be deemed to have been properly given when, and only when, the same is in writing and has been personally delivered to an officer of Landlord or Tenant at the following addresses:

     LANDLORD:      Tri-Cox, L.C.
                    Attention: M. Lee Cox
                    1818 West 2300 South
                    West Valley City, Utah 84119

     TENANT:        Paradigm Medical Industries, Inc.
                    1772 West 2300 South
                    West Valley City,  Utah  84119

28. SEVERABILITY - If any provision of this Lease or the application of any provision of this Lease to any person or circumstance shall to any extent be invalid, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which such provision is held invalid shall not be affected by such invalidity. Each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

29. BROKERAGE COMMISSIONS - Tenant shall indemnify, defend and hold harmless Landlord from and against all claims, liabilities and expenses, including reasonable attorneys' fees, relating to any brokerage commission or finder's fee arising out of any agreement made by Tenant. Landlord shall indemnify, defend and hold harmless Tenant from and against all claims, liabilities and expenses, including reasonable attorneys' fees, relating to any brokerage commission or finder's fee arising out of any agreement made by Landlord.

30. RECOURSE BY TENANT - Anything in this Lease to the contrary notwithstanding, Tenant shall look solely to the equity of Landlord in the Buildings and the land serving the Buildings, subject to the prior rights of the holder of any mortgage or deed of trust, for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord on any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed or performed by Landlord, and no other asset of Landlord or any other person shall be subject to levy, execution or other procedure for the satisfaction of Tenant's remedies.

31. ENTIRE AGREEMENT - It is agreed between the parties hereto that there are no other agreements or understandings between them relating to the subject matter of this Agreement. This Agreement supersedes all prior agreements, oral or written, between the parties and is intended as a complete and exclusive statement of the Agreement between the parties. Neither this Agreement, nor its execution, have been induced by any reliance, representation, stipulation, warranty, agreement or understanding of any kind other than those herein expressed. No change or modification of this Agreement shall be valid unless the same be in writing and signed by the parties.

32. BINDING EFFECT - It is mutually understood and agreed that the covenants and agreements contained in this Lease shall be binding upon the parties hereto and upon their respective successors, heirs, executors and administrators.

33. GOVERNING LAW - This Agreement shall be construed in accordance with and governed by the laws of the State of Utah, irrespective of the fact that a party hereto may not be a resident of or maintain a place of business in that State.

34. AUTHORIZATION - Each individual executing this Lease does represent and warrant to each other so signing (and each other entity for which another person may be signing) that he has been duly authorized to deliver this Lease in the capacity and for the entity set forth where he signs.

     IN WITNESS WHEREOF, the parties have set their hand and seal this sixth day of December, 1996.

     LANDLORD:      Tri-Cox, L.C. a Utah limited liability
                    company,

                              By:  M. Lee Cox
                              Its: Managing Member

     TENANT:        Paradigm Medical Industries, Inc.

                              By: Thomas Motter
                              Its: Chief Executive Officer

Attached hereto and incorporated herein:

Exhibit "A" - Floor Plan
Exhibit "B" - Development Site Plan
Exhibit "C" - Preparation of Premises for Occupancy and
Permission To Modify Premises
Exhibit "D" - Lease Payment and Common Area Maintenance Payment
Schedule

EXHIBIT "C"

to

COMMERCIAL LEASE

PREPARATION OF PREMISES FOR OCCUPANCY

     The respective obligations (if any) of Landlord and Tenant to prepare the Premises referred to in the foregoing instrument for occupancy are set forth on the attachments.

Landlord: None.

Tenant:        None.


PERMISSION TO MODIFY PREMISIS
                                                   1780 LC

Tenant may remove the carpet in the North-East room of the Premisis and install their own floor covering.

Tenant may also make modifications to the ceiling of the North-East room for purposes of preparing the room for "clean" component assembly.

EXHIBIT "D"

to

COMMERCIAL LEASE


Payment Due         Lease          CAM        Total
January 1, 1997   $2,971.87     $353.50     $3,325.37
February 1, 1997  $2,971.87     $353.50     $3,325.37
March 1, 1997     $2,971.87     $353.50     $3,325.37
April 1, 1997     $2,971.87     $353.50     $3,325.37
May 1, 1997       $2,971.87     $353.50     $3,325.37
June 1, 1997      $2,971.87     $353.50     $3,325.37
July 1, 1997      $2,971.87     $353.50     $3,325.37
August 1, 1997    $2,971.87     $353.50     $3,325.37
September 1, 1997 $2,971.87     $353.50     $3,325.37
October 1, 1997   $2,971.87     $353.50     $3,325.37
November 1, 1997  $2,971.87     $353.50     $3,325.37
December 1, 1997  $2,971.87     $353.50     $3,325.37


Late fees begin on the 11th day of the month. Please include the late fees with payment.

                    Amendment to Lease Agreement

For Good Consideration, TRI-COX, L.C. a Utah limited liability company ("Landlord"), and PARADIGM MEDICAL INDUSTRIES, INC., a Delaware corporation ("Tenant"), under a certain Lease Agreement ("Lease") between them for premises known as 1772 West 2300 South, West Valley City, Utah, dated the 22 day of November 1995, under which the Tenant continues month-to-month, hereby modify and amend said Lease in the following particulars:

Landlord agrees to lease to Tenant an additional 2,233 square feet of office space in the buildsing located at 1780 West 2300 South in the city of West Valley City, County of Salt Lake, State of Utah ("Additional Premises"), for a term of 26 days beginning on December 5, 1996 and ending on December 31, 1996, for use and occupancy as office. Tenant accepts and leases the Additional Premises in its current condition, configuration, and state of repair. Consideration for the Additional Premises are as follows:

1. RENT -- Tenant shall pay the rental of Ten Dollars ($10.00) plus the value Tenant in its sole discretion calculates as the utility from leasing the Premises for the term of this Amendment.

2. SERVICES PROVIDED BY LANDLORD -- Landlord is not obligated to provide any services to the Additional Premises as part of this Amendment.

3. COMMON AREA MAINTENANCE FEE -- The Common Area Maintenance Fee is included in the Rent.

All other terms and conditions shall remain as contained in the Lease.

     IN WITNESS WHEREOF, the parties have set their hand and seal this 6th day of December, 1996.



    By:  Thomas Motter                        By:  M. Lee Cox
         PARADIGM MEDICAL INDUSTRIES, INC.         TRI-COX, L.C.
         Chief Executive Officer                   Managing Member
         (Tenant)                                  (Landlord)